UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	November 26, 2008

WORLD AM, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	0-30639 (Commission File Number)	90-0142757 (I.R.S. Employer Identification No.)

4340 Von Karman Ave., Suite 200 Newport Beach, CA 92660 (Address of principal executive offices) (zip code)

(949) 955-5355 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Directors and Officers

On November 26, 2008, Robert A. Hovee and Malcolm E. Lennie resigned from their positions as directors.  Both of their resignations were effective immediately.  We are not aware of any disagreements with Mr. Hovee and Mr. Lennie of the type required to be disclosed per Item 5.02(a) of this Form 8-K.

On December 1, 2008, C. Robert Kline, James R. Largent and David J. Barnes resigned from their positions as directors and officers.  All of their resignations were effective immediately.  None of the resigning directors held any positions on any committee of our Board of Directors at the time of his resignation.

Mr. Kline, Mr. Largent, and Mr. Barnes furnished us with letters of resignation wherein they discussed disagreements with SUTI Holdings, LP, our majority shareholder, regarding its level of control and influence over our Board of Directors and our operations, policies and practices, which disagreements ultimately led to their resignations.

Appointment of Director and Officer

Effective on December 12, 2008, the holder of all of our Class B Convertible Preferred Stock appointed Frederick T. Rogers to fill one of the vacancies created by the abovementioned resignations.   Mr. Rogers intends to serve on our Board of Directors until the next annual meeting or until a successor is elected.  In addition, Mr. Rogers will serve as our President, Secretary, and Interim Chief Financial Officer until the next annual meeting of the Board of Directors or until his successor(s) be duly elected and qualified.

During the past five years, Mr. Rogers has been the president and a director of Select University Technologies, Inc., a multi-project business accelerator that launches new technology companies based on university research discoveries.   Select University Technologies, Inc. is the general partner of SUTI Holdings, LP, the holder of a majority of the voting power of our issued and outstanding shares of capital stock through its ownership of all of our Class B Convertible Preferred Stock.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description

17.1	Letter of Resignation from C. Robert Kline

17.2	Letter of Resignation from James R. Largent

17.3	Letter of Resignation from David J. Barnes

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 15, 2008	World Am, Inc.,
a Nevada corporation /s/ Frederick T. Rogers By: Frederick T. Rogers Its: President